EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our reports dated March 14, 2004, except as to the effect of the stock split described in Note 2 which is as of May 27, 2004, relating to the financial statements of Affirmative Insurance Holdings, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 27, 2004